EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (as it may be amended and/or assigned pursuant to the terms hereof, this “Agreement”) is made and entered into as of the 17th day of July, 2008 by and between Brookside Properties, Inc., a Tennessee corporation (“Buyer”), and TRB Chattanooga LLC, a Tennessee limited liability company (“Seller”).

R E C I T A L S:

1. Agreement to Sell and Purchase. (a) For and in consideration of the Earnest Money (as defined in Section 3 hereof) in hand paid by Buyer to the Nashville, Tennessee office of First American Title Insurance Company (“Escrow Agent”) in accordance with Section 3 hereof, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and take from Seller, subject to and in accordance with all of the terms and conditions of this Agreement, the following:

(i) (i) All of that certain lot, tract or parcel of improved real estate located in Chattanooga, Hamilton County, Tennessee, the improved tracts containing approximately 20 acres, all as more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with all plants, shrubs and trees located thereon, and together with all rights, ways and easements appurtenant thereto, including, without limitation, all of Seller’s right, title and interest in and to the land underlying, the air space overlying and any public or private ways or streets crossing or abutting said real estate (collectively, the “Land”);

(ii) (ii) All buildings, structures and other improvements of any and every nature located on the Land, including, without limitation, the Marina Pointe containing 308 apartment dwellings, together with any and all fixtures attached or affixed to the Land or to any such buildings, structures or other improvements (collectively, the “Improvements”);

(iii)  (iii) All goods, equipment, machinery, apparatus, fittings, furniture, furnishings, supplies, spare parts, appliances, tools, historical records regarding the operation and/or leasing of the Land and Improvements and other personal property of every kind located on the Land or within the Improvements and used in connection with the operation, management or maintenance of the Land or the Improvements, excluding any such items owned by tenants of the Land or the Improvements, but specifically including, without limitation, the property described on Exhibit B attached hereto and incorporated herein by this reference (collectively, the “Personalty”);

(iv) (iv) All of the right, title and interest of the Seller as “lessor” or “landlord” in, to and under all leases and other agreements for the use, occupancy or possession of all or any part of the Land or the Improvements, including, without limitation, (A) all the tenant leases, including, without limitation, security deposits held in connection therewith, all as scheduled and identified on Exhibit C attached hereto and incorporated herein by this reference (as amended and/or assigned, collectively, the “Existing Leases”), and (B) all new tenant leases, amendments to Existing Leases, renewals of Existing Leases or other agreements for use, occupancy or possession of all or any part of the Land or the Improvements entered into between the Commencement Date (as defined in Section 33 hereof) and the Closing Date (as defined in Section 4 hereof) in accordance with the terms and conditions of this Agreement (as amended, collectively, the “New Leases”) (the Existing Leases and the New Leases shall be referred to herein collectively as the “Leases”); and

(v) (v) All of the right, title and interest (if any) accruing to the owner of the Land and the Improvements in, to and under: (A) those service and other contracts and agreements, including, without limitation, phone, cable, laundry, landscaping and trash removal contracts, if any, scheduled and identified on Exhibit D attached hereto and incorporated herein by this reference (as amended, collectively, the “Service Agreements”) excepting only those which Buyer, by written notice delivered to Seller within the Inspection Period (as defined in Section 5(c) hereof), elects not to assume (collectively, the “Rejected Agreements”) provided that such Service Agreements are capable of being terminated on thirty (30) or less days’ notice; (B) the name “Marina Pointe” (the “Trade Name”); (C) the phone and facsimile numbers of Marina Pointe and any and all marketing material and other collateral material used in connection with Marina Pointe (collectively, the “Marketing Material”); (D) all guaranties, warranties and agreements from contractors, subcontractors, vendors and suppliers regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all Improvements and Personalty (collectively the “Warranties”); and (E) certificates, licenses, permits, authorizations, consents and approvals (collectively, the “Permits”), but only to the extent the foregoing are related to the use, occupancy, possession and/or operation of the Land and the Improvements and only to the extent the same are assignable.

(vi) (b) The Land, the Improvements and the Personalty are hereinafter sometimes collectively called the “Project” and all the foregoing are hereinafter sometimes collectively called the “Property.”

2. Purchase Price; Method of Payment. The purchase price for the Property shall be Twenty Four Million Five Hundred Thousand and No/100 Dollars ($24,500,000.00) (the “Purchase Price”). The Purchase Price shall be paid on the Closing Date to Seller, subject to the Closing Adjustments (as defined in Section 9 hereof) and the payment of Closing Costs (as defined in Section 11 hereof), by wire delivery of funds through the Federal Reserve System to an account designated in writing by the Escrow Agent.

3. Earnest Money. Within two (2) Business Days (as defined in Section 33 hereof) of the Commencement Date, Buyer shall deliver to Escrow Agent the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (together with all interest actually earned thereon after invested by the Escrow Agent, the “Earnest Money”). Upon receipt of the Earnest Money, Escrow Agent shall hold the Earnest Money in an interest bearing account at an FDIC insured bank. On the Closing Date, the Earnest Money shall be applied as part payment of the Purchase Price. The rights, duties and obligations of Seller, Buyer and Escrow Agent with respect to the escrow created hereby shall be governed by the provisions of an escrow agreement in the form of Exhibit E attached hereto and incorporated herein by this reference.

4. Closing. The closing of the purchase and sale of the Property as described in this Agreement (the “Closing”) shall take place in escrow through the offices of the Escrow Agent on such date as may be agreed upon by Buyer and Seller (the “Closing Date”); provided, however, that the Closing Date shall be on or before thirty (30) days after the expiration of the Inspection Period. This Agreement and such other agreements or instruments as may be reasonably necessary to consummate the transaction contemplated hereby shall be collectively referred to as the “Closing Documents.”

B. 5. Access and Inspection; Delivery of Documents and Information by Seller; Examination by Buyer; Seller’s Consents. (a) Between the Commencement Date and the Closing Date, Buyer and Buyer's agents and designees shall have the right, upon not less than one (1) business day’s prior notice (which, notwithstanding the provisions of Section 31 hereof, may be given by email), to enter the Project for the purposes of inspecting the Property, including, without limitation, the inspection (subject to the applicable Leases) of each individual apartment unit comprising the Property, copying on-site records that directly relate to the operation of the Project, and making any other non-invasive investigations and inspections as Buyer may reasonably require to assess the condition of the Property; provided, however, that such activities by or on behalf of Buyer on the Project shall not materially damage or interfere with the operations of the Project. Buyer further agrees to indemnify and hold Seller harmless from and against any and all claims, causes of action, attorneys fees and costs, damages, costs, injuries and liabilities directly resulting from the activities of Buyer and/or Buyer's agents or designees at or on the Project. Between the Commencement Date and the Closing Date, Seller shall provide to Buyer on or before the 15th day of each month a Rent Roll, Operating Statements and Delinquency Report (each as hereinafter defined) for the Property. Within the twenty (20) day period following the Closing Date, Seller shall provide to Buyer the Rent Roll and Operating Statement for the final month (or portion thereof) of Seller’s ownership of the Property. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the provisions of this Section 5(a) shall survive the termination of this Agreement for a period of six (6) months.

(i) (b) Seller and/or its property manager for the Property (“Property Manager”) have previously delivered various documentation to Buyer. From and after the Commencement Date, Seller shall cooperate and shall cause Property Manager to cooperate with all reasonable requests for additional information (to the extent that Seller or Property Manager shall have such requested additional information). Notwithstanding the foregoing, Buyer understands that Seller only recently acquired the Property by deed in lieu of foreclosure and accordingly Seller does not have an extensive ownership history with the Property nor did Seller obtain many customary due diligence items at the time of its acquisition of the Property. Therefore, Buyer understands that a good portion of the information that might normally be available with respect to a property owned long-term will not be available in respect of the Property.

(ii)  (c) Buyer shall have fifteen (15) days after the Commencement Date (the “Inspection Period”) within which to examine the Property and to conduct title examinations, soil tests, non-invasive environmental surveys and/or audits, non-invasive mechanical and structural studies and analyses, make surveys, obtain financing for the purchase of the Property and conduct all other investigations of the Property as Buyer deems necessary to determine whether the Property is suitable and satisfactory to Buyer. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement shall terminate on the date that Seller or Seller’s counsel receives written notice from Buyer or Buyer’s counsel that the results of Buyer’s examinations and investigations undertaken during the Inspection Period are unsatisfactory to Buyer, provided that such written notice is received by Seller or Seller’s counsel on or before the expiration of the Inspection Period. If Seller or Seller’s counsel fails to receive such notice before the expiration of the Inspection Period, then this Agreement shall continue in full force and effect in accordance with, and subject to, all the terms and conditions hereof. Buyer shall have the right to determine, in Buyer’s sole and absolute judgment and discretion, whether or not the results of its inspection activities are satisfactory.

C. (d) If this Agreement is terminated by Buyer pursuant to Section 5(c) hereof, the Earnest Money shall be refunded to Buyer within two (2) Business Days of Seller’s or Seller’s counsel’s receipt of Buyer’s or Buyer’s counsel’s written notification of the termination of this Agreement, all rights and obligations of the parties under this Agreement shall expire immediately upon the termination of this Agreement (except as otherwise expressly provided herein), and this Agreement shall become null and void upon the termination of this Agreement (except as otherwise expressly provided herein). Seller acknowledges that Buyer will expend time, money and other resources in connection with the examination and investigation of the Property, and that, notwithstanding the fact that this Agreement may terminate pursuant to this Section 5, such time, money and other resources expended constitutes good, valuable, sufficient and adequate consideration for Seller’s execution of and entry into this Agreement.

6. Title. (a) For the purposes of this Agreement, “good and marketable fee simple title” shall mean fee simple ownership that is: (i) free of all claims, liens and encumbrances of any kind or nature whatsoever other than the Permitted Exceptions (as defined in this Section 6(a)), and (ii) insurable by Escrow Agent, at the then current standard rates under the standard form of ALTA owner’s policy of title insurance (ALTA Form B or equivalent), with the standard printed exceptions therein deleted, without exception other than for the Permitted Exceptions and containing such coverages and endorsements as shall be reasonably required by Buyer’s counsel (the “Title Policy”). For the purposes of this Agreement, the term “Permitted Exceptions” shall mean: (A) current taxes not yet due and payable, (B) tenants in possession under unrecorded residential leases affecting the Property, as tenants only without any rights to purchase the Property, and (C) such other matters not objected to in writing by Buyer during the Inspection Period.

D. (b) During the Inspection Period, Buyer shall obtain a title insurance commitment from Chapman & Rosenthal Title, Inc., as agent for the Escrow Agent, together with copies of all of the encumbrances listed therein (the “Commitment”). During the Inspection Period, Buyer shall examine the Commitment and the Survey (as defined in Section 7 hereof), and give Seller written notice of objections that render Seller’s title to the Property less than good and marketable fee simple title and any objections to the Survey (each a “Defect”), except that Buyer shall not object to liens for real estate taxes not yet due and payable and shall not be required to object to voluntary mortgage liens, security interests, tax liens for delinquent taxes or mechanics liens placed or caused by Seller’s actions, including without limitation the Redi-Floors Claim (as defined in Section 12(e) hereof), it being understood and agreed by the parties the Seller shall be obligated to satisfy such liens, or cause such exceptions to be removed from the Title Policy by Closing. Thereafter, Buyer shall have until the Closing Date in which to reexamine the Commitment and Survey and in which to give Seller written notice of any additional objections for matters not existing during the Inspection Period and disclosed by such reexamination (each a “Defect”). Seller shall have until ten (10) days prior to the Closing Date in which to satisfy all Defects specified in Buyer’s initial notice of title objections, and until the Closing Date in which to satisfy the Defects specified in the subsequent notice by Buyer of title objections first disclosed during the re-examination provided for in the third sentence of this Section 6(b). Seller shall notify Buyer that a Defect has been cured upon the curing of such Defect.

(c) If the Commitment and/or the Survey discloses Defects and Buyer gives timely written notice of objections to the Defects as required in Section 6(b) hereof (“Title Objections”), Seller shall cure the Defects as long as the aggregate cost of effecting such cure does not exceed Fifty Thousand and No/100 Dollars ($50,000.00). In the event the aggregate cost of effecting such cure(s) exceeds Fifty Thousand and No/100 Dollars ($50,000.00), Seller shall have the option, but not the obligation (other than those required to be removed as set forth in this Agreement) to cure the same. In the event the cost of effecting such cure exceeds Fifty Thousand and No/100 Dollars ($50,000.00), Seller shall have until five (5) Business Days after receipt of the Title Objections in which to indicate to Buyer in writing which of the Defects Seller will cure. If the cost of effecting such cure exceeds Fifty Thousand and No/100 Dollars ($50,000.00) and Seller has not notified Buyer in writing of Seller’s agreement to cure any Title Objection within five (5) Business Days after receipt of the Title Objections, Seller will be deemed to have agreed not to cure the Title Objections. If Seller so declines to so cure or remove any Title Objections, Buyer may elect either to (i) terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer within two (2) Business Days of Buyer’s request for same request, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall become null and void except with respect to any obligations which survive the termination of this Agreement; (ii) if, but only if, such objection is based upon either (A) a defect, claim, lien or encumbrance arising after the Commencement Date, or (B) a judgment, lien, mortgage or other claim placed or caused by Seller’s actions for a sum of money (excluding claims arising by, through or under Buyer), satisfy the objections, after deducting from the Purchase Price the cost of satisfying objections that can be satisfied by the payment of money; or (iii) waive such requirements in which event such Defects shall be deemed Permitted Exceptions and proceed to Closing.

7. Survey. Seller shall deliver to Buyer a copy of the most recent as-built survey prepared by Betts Engineering Associates (the “Existing Survey”). Seller shall cause the Existing Survey to be updated to comply with the Surveyor’s Instructions attached hereto as Exhibit M and incorporated herein by this reference (the “Updated Survey”). The cost of the Updated Survey shall be borne in accordance with Section 11 hereof.

8. Environmental Assessments. Buyer shall have the right, at its cost and expense, to cause to be undertaken and completed a current environmental site assessment of the Property prepared by an environmental inspection and engineering firm designated by Buyer (the “Environmental Assessment”). Seller hereby assigns to Buyer any and all right that Seller has in and to the existing environmental reports delivered by Seller to Buyer pursuant to the terms hereof. The Environmental Assessment shall contain such information as Buyer shall require.

9. Closing Adjustments. (a) The prorations and adjustments described in this Section 9 (collectively the “Closing Adjustments”) shall be made between Buyer and Seller at Closing or thereafter in accordance with Section 9(b) hereof.

(i) (i) All city, state and county ad valorem taxes and similar impositions levied or imposed upon or assessed against the Property (the “Taxes”) for the year in which Closing occurs shall be prorated as of midnight the day before the Closing Date. In the event the Taxes are not determinable at the time of Closing, the Taxes shall be prorated on the basis of the 2007 Tax bill (the “Estimated Taxes”). In the event any of the Taxes are delinquent at the time of Closing, Seller shall pay same at Closing. If the Taxes are not paid at Closing, Seller shall deliver to Buyer the bills for the Taxes promptly upon receipt thereof and Buyer shall thereupon be responsible for the payment in full of the Taxes within the time fixed for payment thereof and before the same shall become delinquent. Notwithstanding the foregoing, in the event actual Taxes for 2008 exceed the Estimated Taxes for 2008 (the “Tax Excess”) or Estimated Taxes for 2008 exceed the actual Taxes for 2008 (the “Tax Refund”), Seller and Buyer shall prorate and pay such Tax Excess or such Tax Refund as follows:

(1) (A) Seller shall be responsible for a portion of the Tax Excess or shall receive credit for the Tax Refund prorated from January 1, 2008 through midnight of the day prior to the Closing Date based upon a 365 day calendar year. Buyer shall notify Seller of any Tax Excess or Tax Refund. The notification shall include a calculation of the amount due to Buyer from Seller in the case of a Tax Excess or the amount due to Seller from Buyer in the case of a Tax Refund. Seller shall have thirty (30) days from Seller’s receipt of such notification to pay its portion of the Tax Excess to Buyer and Buyer shall have thirty (30) days from Buyer’s delivery of such notification to Seller to pay Seller its portion of the Tax Refund.

(2) (B) Buyer shall be responsible for a portion of the Tax Excess prorated from the Closing Date through December 31, 2008 based upon a 365 day calendar year. Buyer shall assume responsibility for payment of all 2008 Taxes as of the Closing Date, and shall notify Seller of any Tax Excess or Tax Refund pursuant to the terms of Section 9(a)(i)(A) hereof.

(ii) (ii) All utility charges and reimbursement for utility charges for the Project (including, without limitation, telephone, water, storm and sanitary sewer, electricity, gas (if any), garbage and waste removal) (to the extent not paid or payable by tenants under Leases) shall be prorated as of midnight the day before the Closing Date, transfer fees required with respect to any such utility shall be paid by or charged to Buyer, and Seller shall claim from the applicable utility company any deposits held on account for Seller.

(iii) (iii) All paid rents, together with any other sums paid by tenants under the Leases, shall be prorated as of midnight of the day prior to the Closing Date. In the event that, at the time of Closing, there are any past due or delinquent rents or other sums owing by any tenants of the Project (collectively, the “Delinquent Rent”), Buyer shall have the exclusive right to collect such Delinquent Rent and shall remit to Seller its pro-rata share thereof, to the extent, and only to the extent, that the aggregate rents received by Buyer from each such tenant owing Delinquent Rent exceed the sum of (A) the aggregate rents and other sums then due and payable by such tenant for periods from and after the Closing Date, and (B) any reasonable and necessary amounts expended by Buyer to collect such Delinquent Rent. Buyer shall have no obligation to collect or enforce collection of any Delinquent Rent from or against any tenant. In the event that, after Closing, Seller receives any payments of rent or other sums due from tenants under Leases, Seller shall promptly forward such payments to Buyer for Buyer’s disbursement in accordance with this Section 9(a)(iii).

(iv) (iv) Buyer shall receive a credit against the Purchase Price in the amount of all tenant security deposits paid by tenants under Leases, and interest accrued thereon, contingently payable to such tenants for whose account they are maintained, and Seller shall retain such funds free and clear of any and all claims on the part of tenants under Leases. After Closing, Buyer shall be responsible for maintaining as tenant security deposits, the aggregate amount so credited to Buyer in accordance with the provisions of the Leases relevant thereto.

(v) (v) All amounts payable under any of the Service Agreements (other than the Rejected Agreements, which shall be payable by Seller), including any signing bonuses, incentive payments and/or other upfront money, shall be prorated as of midnight the day before the Closing Date. Buyer does not assume any obligation under any Service Agreement for acts or omissions that occur prior to Closing. Buyer does not assume any obligation under any Rejected Agreement.

(vi)  (vi) All other continuing items of paid expense and collected income regarding the operation and ownership of the Property shall be prorated as of midnight the day before the Closing Date.

E. (b) Seller shall prepare a proposed proration schedule for the Property (the “Proration Schedule”) and deliver it to Buyer at least four (4) Business Days prior to the Closing Date, including the items specified above and any other items the parties determine necessary. Seller and Buyer shall finalize and agree upon the Proration Schedule at least two (2) Business Days prior to the Closing Date. The parties acknowledge that not all invoices for expenses incurred with respect to the Property prior to the Closing will be received by the Closing and that a mechanism needs to be in place so that such invoices can be paid as received. All of the Closing Adjustments will be done on an interim basis at the Closing and will be subject to final adjustment in accordance with this Section 9(b). After Closing, upon receipt by Buyer of an invoice for the Property’s operating expenses that are attributable in whole or in part to a period prior to the Closing and that were not apportioned at Closing, Buyer shall submit to Seller a copy of such invoice with such additional supporting information as Seller shall reasonably request. After Closing, upon receipt by Seller of an invoice for the Property’s operating expenses that are attributable in whole or in part to a period after the Closing and that were not apportioned at Closing, Seller shall submit to Buyer a copy of such invoice with such additional supporting information as Buyer shall reasonably request. Within ten (10) days of receipt of such copy, the party owing money to the other party shall pay to such party an amount equal to the portion of such invoice attributable to the applicable period.

F. (c) In the event that any of the prorations or adjustments described in this Section 9 are based upon estimated or erroneous information, then the parties shall make between themselves any equitable adjustment required by reason of any difference between such estimated or erroneous amounts and the actual amounts of such sums. In making the prorations required by this Section 9, the economic burdens and benefits of ownership of the Property for the Closing Date shall be allocated to Buyer. The provisions of this Section 9 shall survive the Closing.

10. Proceedings at Closing. On the Closing Date, the Closing shall take place as follows:

G. (a) Seller shall deliver to Escrow Agent the following documents and instruments, duly executed by or on behalf of Seller: (i) a Special Warranty Deed in the form attached hereto as Exhibit F and incorporated herein by this reference conveying the Land and the Improvements utilizing the legal description set forth on Exhibit A hereto; (ii) a Bill of Sale in the form attached hereto as Exhibit G and incorporated herein by this reference conveying the Personalty; (iii) an Assignment and Assumption of Tenant Leases in the form attached hereto as Exhibit H and incorporated herein by this reference transferring and assigning the Leases; (iv) an Assignment and Assumption of Service Agreements, Warranties, Permits and Trade Name in the form attached hereto as Exhibit I and incorporated herein by this reference transferring and assigning the Service Agreements (other than the Rejected Agreements), the Warranties, the Permits and the Trade Name; (v) a certificate and affidavit of non-foreign status; (vi) a Title Affidavit in the form attached hereto as Exhibit J and incorporated herein by this reference; (vii) a settlement statement with respect to the Closing duly executed by Seller; (viii) a Quitclaim Deed in the form attached hereto as Exhibit K and incorporated herein by this reference utilizing the legal description set forth on the Survey if requested by Buyer; and (ix) such other documents or instruments as are reasonably required by Buyer or the Escrow Agent in order to consummate the transactions contemplated by this Agreement.

H. (b) Seller shall deliver to Escrow Agent the following, if the same have not been theretofore delivered by Seller to Buyer:

(i) (i) Evidence in form and substance reasonably satisfactory to Buyer that Seller has the power and authority to execute and enter into this Agreement and to consummate the sale of the Property, and that any and all actions required to authorize and approve the execution of and entry into this Agreement by Seller, the performance by Seller of all of Seller’s duties and obligations under this Agreement, and the execution and delivery by Seller of all Closing Documents to be executed and delivered to Buyer at Closing, have been accomplished.

(ii) (ii) An updated Rent Roll current as of the Closing Date furnishing all the information set forth in the Rent Roll with respect to the Leases, which shall be certified by Seller as being true and correct in all material respects as an exhibit to the Assignment and Assumption of Tenant Leases executed and delivered by Seller to Buyer at Closing.

(iii) (iii) A letter prepared by Buyer (if delivered to Seller at, or before, the Closing Date) directed to all “lessees” or “tenants” under the Leases, notifying such “lessees” or “tenants” of the transfer of ownership of the Property and the assignment to Buyer of the Leases, and directing such “lessees” or “tenants” to make rental payments and all other payments required under the Leases to Buyer as of the Closing Date.

(iv) (iv) Copies of the then current Operating Statements certified to be true and correct in all material respects by Seller or Property Manager.

(v) (c) Seller shall deliver to the Property or make available to the Buyer at the Property the following in connection with the Property on or before the Closing Date:

(vi) (i) Rent Roll, Delinquency Report, Prepaid Report, Availability Report and Resident Ledgers, each dated the first Business Day preceding the Closing Date.

(vii) (ii) All keys to the Property and every lock thereon in the possession of Seller.

(viii) (iii) To the extent the same are in Seller’s possession, within Seller’s control or can reasonably be obtained by Seller prior to Closing, the originals of the Warranties and the Permits.

(ix) (iv) The executed originals (or copies) of the Leases and the Service Agreements (other than the Rejected Agreements).

I.  (d) Buyer shall deliver to Escrow Agent the following, if the same have not been theretofore delivered by Buyer to Seller:

(i) (i) A Special Warranty Deed in the form attached hereto as Exhibit F.

(ii) (ii) A Bill of Sale in the form attached hereto as Exhibit G.

(iii) (iii)  An Assignment and Assumption of Tenant Leases in the form attached hereto as Exhibit H.

(iv) (iv) An Assignment and Assumption of Service Agreements, Warranties, Permits and Trade Name in the form attached hereto as Exhibit I.

(v) (v) The Purchase Price in accordance with the provisions of this Agreement.

(vi) (vi) A certified copy of all appropriate action authorizing the execution, delivery and performance by Buyer of this Agreement and the other Closing Documents.

(vii) (vii) A settlement statement with respect to the Closing duly executed by Buyer.

(viii) (viii) Such other Closing Documents as may be reasonably necessary to consummate the transactions with Seller under this Agreement.

(ix) (e) If requested in writing by either party, the Escrow Agent shall confirm its status as the “Reporting Person” in writing, which such writing shall comply with the requirements of Section 6045(e) of the United States Code and the regulations promulgated thereunder.

11. Closing Costs. Buyer shall pay for all deed transfer taxes, conveyance taxes and deed document stamps on the transfer of the Property and for all recording costs incurred in connection with the transfer of the Property and Buyer’s taking title to the Property. Seller shall pay (i) the premium for the Title Policy, (ii) the title search or cancellation fee associated with the Title Policy, (iii) the cost of endorsements to the Title Policy, and (iv) the cost of the Updated Survey. Seller shall pay its own attorneys’ fees, and Buyer shall pay its own attorneys’ fees. Any charges by the Escrow Agent for closing the transaction contemplated by this Agreement and disbursing the proceeds of same shall be paid half by Seller and half by Buyer. All other costs and expenses of the transaction contemplated hereby shall be borne by the party incurring the same. The costs described in this Section 11 shall be referred to herein as the “Closing Costs.” The provisions of this Section 11 shall survive the termination of this Agreement to the extent such Closing Costs are incurred.

12. Warranties, Representations and Covenants of Seller. As of the Commencement Date and again as of the Closing Date in the event this Agreement is not terminated in accordance with the terms hereof, Seller represents, warrants and covenants with Buyer as follows:

J. (a) Seller is a limited liability company, duly organized and validly existing under the laws of the State of Tennessee.

K. (b) Seller has the power and authority to own and operate the Property. Seller is not in default under its organizational documents and no consents, approvals, waivers, notifications, acknowledgments or permissions by any third party are required, or if required have been obtained, in order for Seller to execute and perform under this Agreement.

L. (c) This Agreement constitutes the valid and binding obligation of Seller pursuant to the terms hereof, subject, however, to bankruptcy and similar laws affecting the rights and remedies of creditors generally.

M. (d) The execution and delivery of this Agreement and the other Closing Documents to be executed and delivered by Seller and the performance by Seller of Seller’s duties and obligations under this Agreement and the other Closing Documents to be executed and delivered by Seller are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Seller is a party, any judicial order or judgment of any nature by which Seller is bound, or the organizational documents of Seller.

N. (e) Except for a mechanic’s lien and related claim filed by Redi-Floors (collectively, the “Redi-Floors Claim”), neither the Seller nor any of the Property is subject to demand, suit or lien proceeding or litigation of any kind, pending or outstanding, before any court or administrative, governmental or regulatory authority, agency or body, domestic or foreign, or to any order, judgment, injunction or decree of any court, tribunal or other governmental authority, or, to Seller’s knowledge, threatened in writing, that would have a materially adverse effect on the business or financial condition of Seller or any of the Property or in any way be binding upon Buyer or affect or limit Buyer’s full use and enjoyment of any of the Property or that would limit or restrict in any way the Seller’s right or ability to enter into this Agreement and consummate the assignments, transfers, conveyances and any other transaction contemplated hereby.

O. (f) Seller is not in violation or default with respect to any contract, indenture, deed of trust or loan to which it is a party or by which it is bound, which violation or default would interfere with the ability of Seller to execute, deliver or perform its obligations under this Agreement and/or the Closing Documents required to be executed by Seller.

P. (g) Seller will pay or cause to be paid promptly when due all Taxes, all sewer and water charges and all other governmental charges levied or imposed upon or assessed against the Property between the Commencement Date and the Closing Date, and will pay or cause to be paid all operating expenses incurred in the use, occupancy and operation of the Property between the Commencement Date and the Closing Date; provided, however, that Seller may, in good faith, contest any of such taxes, assessments and charges.

Q. (h) Between the Commencement Date and the Closing Date, Seller shall operate the Property in the ordinary course of business and shall maintain and repair the Property so that, on the Closing Date, the Property will be in the same condition as it exists on the Commencement Date, ordinary wear and tear and loss by casualty excepted; during the period commencing on the Commencement Date and ending on the earlier of the Closing Date or the date of the termination of this Agreement in accordance with the terms hereof, Seller shall not schedule any non-routine inspections of the Property by third parties unless required by law or by Seller’s insurer(s).

R. (i) To the knowledge of Seller: (1) the Leases scheduled and identified on Exhibit C hereto are the only leases or other agreements for use, occupancy or possession presently in force with respect to all or any portion of the Property; and (2) Exhibit C hereto contains the current rent schedule of the Leases listing each tenant space rented in the Project by number and other appropriate designations and setting forth the name(s) of each tenant, the rent payable for the use of the respective tenant space, any rent concessions, the status of rent payable, the amount of any tenant security deposits with respect to such tenant space required by the Leases and held by Seller and the lease commencement, move-in and expiration date. Seller further represents and agrees that (a) the information set forth on Exhibit C hereto regarding the Leases, including, without limitation, information regarding tenant security deposits and the Delinquency Report, is true, complete and correct in all material respects; (b) Seller will deliver to Buyer at the Property at Closing all original Leases in its possession; (c) no tenant of the Property is in material default under any Lease in a manner that affects the Property; (d) no tenant of the Property is claiming that Seller as “lessor” or “landlord” is in material default under any Leases; (e) except as set forth on Exhibit C hereto, there are no material rent concessions or offsets with respect to any of the Leases; and (f) there are no options in favor of the “lessees” or “tenants” under any of the Leases to purchase all or any portion of the Property.

S. (j) Between the Commencement Date and the Closing Date, Seller shall not make or enter into any New Lease or modify, amend, renew and extend existing Leases or enter into any other agreement for the use, occupancy or possession of all or any part of the Property (each a “Lease Agreement”) without Buyer’s prior written consent unless such Lease Agreement (i) is entered into in the ordinary course of business, (ii) is substantially in the form of the form lease used by Seller at the Property, and (iii) provides for monthly rent for a (A) Floorplan A1 unit at the Project equal to or greater than $639.00, (B) Floorplan A2 unit at the Project equal to or greater than $699.00, (C) Floorplan A3 unit at the Project equal to or greater than $816.00, (D) Floorplan B1 unit at the Project equal to or greater than $899.00, or (E) Floorplan C1 unit at the Project equal to or greater than $999.00.

T. (k) Between the Commencement Date and the Closing Date, Seller shall in good faith attempt to comply with all obligations of the “lessor” or “landlord” under the Leases. Except with the written consent of Buyer, Seller shall take no action by act or omission that would waive a default by a tenant under a Lease other than accepting rent or other payments from such tenant after the due date thereof. Seller shall not terminate or take any enforcement action with respect to any Lease prior to Closing without Buyer’s written consent except in the ordinary course of business and in accordance with prior operations of the Property.

U. (l) To Seller’s knowledge, the Service Agreements are the only management, service and other contracts and agreements relating to the ownership and operation of the Property; the Service Agreements are in full force and effect; and there are no material uncured defaults thereunder. Seller shall advise Buyer immediately of any default by any party to a Service Agreement to which Seller becomes aware. On or before the Closing Date, the Rejected Agreements shall be terminated by Seller at no cost to Buyer. Between the Commencement Date and the Closing Date, Seller shall not make or enter into any new Service Agreement or modify, amend, renew and extend any existing Service Agreement or enter into any other contract at the Property (other than a New Lease in accordance with the terms hereof) without Buyer’s prior written consent, which is not to be unreasonably withheld or delayed.

V. (m) Seller shall cause the Property Manager to certify to Buyer that the Operating Statements delivered to Buyer pursuant to this Agreement are true, correct and complete in all material respects and present fairly the financial condition of the Property.

W.  (n) Seller currently has in place the public liability, casualty and other insurance coverage with respect to its Property that Seller deems reasonable and each of such insurance policies is in full force and effect and all premiums due and payable thereunder were fully paid when due. Evidence of such insurance is attached hereto as Exhibit L and incorporated herein by this reference.

X. (o) To Seller’s knowledge, there are no pending, threatened or contemplated condemnation proceedings involving all or any portion of the Property.

Y. (p) Following the Commencement Date, Seller shall promptly deliver to Buyer written notice of any casualty or taking involving the Property.

(q) The existing management agreement for the Property will be terminated on or prior to the Closing Date with no liability to Buyer.

Z. (r) During the term of this Agreement, Seller shall not market the Property to third parties nor enter into any agreement to sell or option the Property or any portion thereof to any third party.

AA. (s) On or before the Closing Date, Seller shall pay any fines or assessments (other than Taxes) imposed against the Property before the Closing Date.

(t) On the Closing Date, each vacant tenant space within the Property that became vacant more than five (5) Business Days prior to Closing will be in rent ready condition, including without limitation, (i) painting, (ii) cleaning, (iii) appliances, mechanical equipment and lighting in working condition, and (iv) vinyl, carpeting and flooring in reasonably good condition. Excluding casualties which are covered by Section 17 hereinbelow, with respect to each tenant space within the Property that has been vacant for more than five (5) Business Days prior to Closing that is not in a rent ready condition at the Closing, Buyer shall receive a credit against the Purchase Price in the sum of $1,500.00 for each such tenant space.

BB. All representations and warranties of Seller in this Agreement shall be deemed to survive for a period of six (6) months from the date made and no longer.

13. Warranties, Representations and Covenants of Buyer. As of the Commencement Date and again as of the Closing Date in the event this Agreement is not terminated in accordance with the terms hereof, Buyer represents, warrants and covenants with Seller as follows:

CC.  (a) Buyer is a corporation, duly organized and validly existing under the laws of the State of Tennessee.

DD. (b) Buyer has the lawful right, power and authority and the financial capacity to enter into and deliver this Agreement and the other Closing Documents required to be executed and delivered by Buyer and to perform its obligations hereunder and thereunder.

EE. (c) There are no actions, suits or proceedings pending or to Buyer’s knowledge threatened against, by or affecting Buyer that question the validity or enforceability of this Agreement or any action taken by Buyer under this Agreement, in any court or before any governmental authority, domestic or foreign.

FF. (d) The execution and delivery of this Agreement and the other Closing Documents required to be executed and delivered by Buyer and the performance by Buyer of Buyer’s duties and obligations under this Agreement and the other Closing Documents required to be executed and delivered by Buyer are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Buyer is a party, any judicial order or judgment of any nature by which Buyer is bound, or the organizational documents of Buyer.

GG. (e) On the Closing Date, all action will have been taken by Buyer authorizing and approving the execution of and entry into this Agreement, the execution and delivery by Buyer of the documents and instruments to be executed and delivered by Buyer on the Closing Date pursuant to the terms of this Agreement, and the performance by Buyer of Buyer’s duties and obligations under this Agreement and all other acts necessary and appropriate for the consummation of the purchase of the Property as contemplated by and provided for in this Agreement.

HH. 14. Conditions to Buyer’s and Seller’s Obligations. (a) Buyer’s obligation to consummate the purchase of the Property on the Closing Date shall be subject to the satisfaction or performance of the following terms and conditions, any one or more of which may be waived by Buyer, in whole or in part, on or as of the Closing Date:

(i) (i) Seller shall have materially complied with all covenants and provisions required by this Agreement to be complied with by Seller before, on, or as of the Closing Date;

(ii) (ii) The representations and warranties of Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date; and

(iii) Between the end of the Inspection Period and the Closing Date, no more than ten (10) apartments shall have become vacant and not been re-leased.

(b) If any of the conditions set forth in Section 14(a) hereof have not been satisfied, waived or performed on or as of the Closing Date, Buyer shall have the right, at Buyer’s option, either: (i) to terminate this Agreement by giving written notice to Seller on or before the Closing Date, in which event all rights and obligations of the parties under this Agreement shall expire except as otherwise provided herein; or (ii) if such failure of condition constitutes a willful breach of representation or warranty by Seller, constitutes a failure by Seller to perform any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions of this Agreement, or otherwise constitutes a willful default by Seller under this Agreement, to exercise such rights and remedies as may be provided for in Section 16 hereof. In the event Buyer elects the option set forth in Section 14(b)(i) above, the Earnest Money shall be refunded to Buyer within two (2) Business Days of Buyer’s request for same. It is understood, however, that a failure of a condition shall not by itself constitute a willful default of Seller hereunder entitling Buyer to any remedy beyond a termination and return of the Earnest Money.

II. (c) Seller’s obligation to consummate the sale of the Property on the Closing Date shall be subject to the satisfaction or performance of the following terms and conditions, any one or more of which may be waived by Seller, in whole or in part, on, or as of the Closing Date:

(i) (i) Buyer shall have materially complied with all covenants and provisions required by this Agreement to be complied with by Buyer before, on, or as of the Closing Date; and

(ii) (ii) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

JJ. (d) If any of the conditions set forth in Section 14(c) hereof have not been satisfied, waived or performed on or as of the Closing Date, then Seller shall have the right, at Seller’s option, either: (i) to terminate this Agreement by giving written notice to Buyer on or before the Closing Date, in which event all rights and obligations of the parties under this Agreement shall expire except as otherwise provided herein, or (ii) if such failure of condition constitutes a willful breach of representation or warranty by Buyer, constitutes a failure by Buyer to perform any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions of this Agreement or otherwise constitutes a willful default by Buyer under this Agreement, to exercise such rights and remedies as may be provided for in Section 16 hereof.

15. Possession at Closing. Seller shall surrender possession of the Property to Buyer on the Closing Date, subject to the Leases.

16. Remedies. (a) If (i) Buyer shall fail to perform or comply with any of the terms, covenants or agreements required by this Agreement to be performed or complied with by Buyer, or (ii) the purchase and sale of the Property are otherwise not consummated in accordance with the terms and provisions of this Agreement due to a default by Buyer under this Agreement, the Earnest Money shall be delivered to Seller as full liquidated damages for such default. The parties acknowledge that Seller’s actual damages in the event of a default by Buyer under this Agreement will be difficult to ascertain, that the Earnest Money represents the parties’ best estimate of such damages and that the parties believe the Earnest Money is a reasonable estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages in the event of Buyer’s default and as compensation for Seller’s taking the Property off the market during the term of this Agreement. Such delivery of the Earnest Money shall be the sole and exclusive remedy of Seller by reason of a default by Buyer under this Agreement.

KK. (b) If (i) Seller shall fail to perform or comply with any of the terms, covenants or agreements required by this Agreement to be performed or complied with by Seller, or if (ii) the purchase and sale of the Property are otherwise not consummated in accordance with the terms and provisions of this Agreement due to a default by Seller under this Agreement, then and in either of such events Buyer may, as its sole and exclusive remedy, at law or in equity, at its option either (A) compel Seller to convey the Property to Buyer by a suit for specific performance, and, if Buyer prevails in such suit, to recover all costs incidental to such suit, including reasonable attorneys’ fees, or (B) declare this Agreement terminated, in which event (i) all rights and obligations of the parties under this Agreement shall expire (except as otherwise expressly provided herein) and this Agreement shall become null and void (except as otherwise expressly provided herein), (ii) Escrow Agent shall remit the Earnest Money to Buyer within two (2) business days of such termination, and (iii) in the event that Seller’s breach shall be willful, Seller shall, within five (5) Business Days of receipt of a written request for reimbursement (with attached invoices), pay to Buyer a sum equal to the lesser of (A) actual expenses directly incurred by Buyer with third parties as part of its due diligence, or (B) $75,000.00.

LL. 17. Risk of Loss. (a) In the event of loss or damage to the Property or any portion thereof which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect and the repairs shall be completed in accordance with Section 17(c) hereof. Seller shall give Buyer written notice of such loss or damage with seven (7) business day of the occurrence of such loss or damage, together with delivery from Seller to Buyer of the Casualty Information (as defined in Section 17(b) hereof).

MM. (b) In the event of a "major" loss or damage, Buyer may terminate this Agreement by written notice to Seller within ten (10) days after Buyer receives written notice from Seller of the occurrence of major loss or damage, together with the Casualty Information, in which event the Earnest Money shall be refunded to Buyer within two (2) Business Days of Buyer's request for same. If Buyer does not elect to terminate this Agreement within ten (10) days after Buyer receives written notice from Seller of the occurrence of major loss or damage, together with the Casualty Information, then Buyer shall be deemed to have elected to proceed with the Closing with the Property in its then condition and Buyer shall close without reduction or abatement in the Purchase and with an assignment of the proceeds (if any) under Seller's insurance policy not yet spent towards the repairs. The "Casualty Information" shall include the following: (i) detailed information regarding Seller's insurance that covers the loss or damage in question with appropriate backup documentation, including without limitation, the amount of insurance coverage, applicable deductibles and rent loss coverage, (ii) the estimated cost to repair Project to its condition immediately preceding the loss or damage in question with appropriate backup documentation, and (iii) the estimated time to repair Project to its condition immediately preceding the loss or damage in question with appropriate backup documentation if available.

NN. (c) If this Agreement is not terminated pursuant to Section 17(b) hereof and if prior to Closing Seller has not performed all repairs necessary to bring the Property to its condition immediately prior to such loss or damage, Seller shall assign to Buyer all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the Property, except to the extent needed to reimburse Seller for sums it expended prior to the Closing for the restoration or repair of such Property. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs prior to Closing. If Seller assigns a casualty or condemnation claim to Buyer, at Closing there shall be credited against the Purchase Price (i) an amount equal to the amount of any insurance proceeds or condemnation awards actually collected by Seller as a result of any such damage or destruction or condemnation occurring after the Commencement Date, less any sums reasonably expended by Seller prior to the Closing in restoring or repairing the Property, (ii) any applicable insurance deductibles, and (iii) any rent loss proceeds applicable to the Property for the time period commencing on the Closing Date. If such proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer at Closing, except to the extent needed to reimburse Seller for sums it expended prior to the Closing for the restoration or repair of such Property. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.

(d) For purposes of Section 17(a) and Section 17(b) hereof, "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the Property to a condition substantially similar to that of the Property prior to the event of damage would be, in the opinion of an architect selected by Buyer and reasonably approved by Seller, equal to or greater than One Hundred Thousand Dollars ($100,000.00) and (ii) any loss due to a condemnation which permanently and materially impairs (A) the current use of the Property, (B) access to the Property, and/or (C) signage at the Property. If Seller does not give notice to Buyer of Seller's reasons for disapproving an architect within five (5) Business Days after receipt of notice of the proposed architect, Seller shall be deemed to have approved the architect selected by Buyer.

18. Negotiation of Documents. The parties agree that prior to Closing they will in good faith negotiate all Closing Documents consistent with the provisions of this Agreement.

19. Notice of Developments. After the execution hereof and prior to Closing, Seller will give prompt written notice to Buyer of any material change in Seller and/or the Property or of any material modifications to the representations, warranties and/or covenants contained herein that are necessary to make the representations, warranties and/or covenants contained herein remain true and correct, but only to the extent that Seller acquires actual knowledge thereof. After the execution hereof and prior to Closing, Buyer will give prompt written notice to Seller of any material change in Buyer or of any modifications to the representations, warranties and/or covenants contained herein that are necessary to make the representations, warranties and/or covenants contained herein remain true and correct, but only to the extent that Buyer acquires actual knowledge thereof. Each party hereto will give prompt written notice to the other party of any material development affecting the ability of such party to consummate the transactions contemplated by this Agreement.

20. Assignment. This Agreement may not be assigned by Buyer, in whole or in part, without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, this Agreement may be assigned by Buyer without the prior written consent of Seller as long as the assignee of this Agreement is an entity whose managing member or general partner is (a) a principal of Buyer, or (b) an entity that is controlled by a principal of Buyer.

21. Parties. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Buyer and Seller and their respective legal representatives, successors and assigns.

22. Broker and Commission. All negotiations relative to this Agreement and the purchase and sale of the Property as contemplated by and provided for in this Agreement have been conducted by and between Seller and Buyer without the intervention of any person or other party as agent or broker. Seller and Buyer warrant and represent to each other that there are and will be no broker’s commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of their respective dealings, negotiations or communications. Seller and Buyer shall and do each hereby indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments of any and all brokers, agents and other persons or entities alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property. The terms and provisions of this Section 22 shall survive the Closing or any termination of this Agreement.

23. Indemnity. (a) Seller hereby agrees, for itself and its successors and assigns, jointly and severally, to indemnify, defend and hold the Buyer harmless from and against any and all damage, cause of action, action, proceeding, expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses), loss, cost, claim or liability (each a “Claim”) suffered or incurred by Buyer as a result of any intentional untruth, inaccuracy or breach in or of any of the representations, warranties, covenants or agreements made by Seller herein. It is the express intention and agreement of the parties that the indemnity set forth in this Section 23(a) shall survive the consummation of the transactions contemplated in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Seller shall not have any liability for any Claim that is asserted more than six (6) calendar months after the Closing Date except with respect to Claims for which notice of the breach or inaccuracy of the representations, warranties, covenants or agreements giving rise to such right of indemnity have been given to Seller by written notice from Buyer at any time within the six (6) month period following the Closing Date.

OO. (b) Buyer hereby agrees, for itself and its successors and assigns, to indemnify, defend and hold Seller harmless from and against any Claim suffered or incurred by Seller as a result of any intentional untruth, inaccuracy or breach in or of any of the representations, warranties, covenants or agreements made by Buyer herein. It is the express intention and agreement of the parties that the indemnity set forth in this Section 23(b) shall survive the consummation of the transactions contemplated in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not have any liability for any Claim that is asserted more than six (6) calendar months after the Closing Date except with respect to Claims for which notice of the breach or inaccuracy of the representations, warranties, covenants or agreements giving rise to such right of indemnity have been given to Buyer by written notice from Seller at any time within the six (6) month period following the Closing Date.

PP. (c) Any party entitled to indemnification under this Agreement (the “Indemnified Party”) shall give prompt written notice to the party against whom indemnity is sought pursuant to this Agreement (the “Indemnifying Party”) as to the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Agreement. Except as otherwise provided in Section 23(a) and Section 23(b) hereof, the omission of the Indemnified Party to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability in respect of such claim that such Indemnifying Party may have to the Indemnified Party on account of this Agreement, except, however, the Indemnifying Party shall be relieved of liability to the extent that the failure so to notify (i) shall have caused prejudice to the defense of such claim, or (ii) shall have increased the costs or liability of the Indemnifying Party by reason of the inability or failure of the Indemnifying Party (because of the lack of prompt notice from the Indemnified Party) to be involved in any investigations or negotiations regarding any such claim, nor shall the omission of the Indemnified Party to notify the Indemnifying Party of any such claim relieve the Indemnifying Party from any other liability that the Indemnifying Party may have to the Indemnified Party. In case any such claim shall be asserted or commenced against an Indemnified Party and such Indemnified Party shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate in the negotiation or administration thereof and, to the extent such Indemnifying Party may desire, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of such Indemnifying Party’s election so to assume the defense thereof, which notice shall be given within thirty (30) days of the Indemnifying Party’s receipt of such notice from such Indemnified Party, the Indemnifying Party will not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In the event that the Indemnifying Party does not desire to assume the defense, conduct or settlement of any claim, the Indemnified Party shall not settle such claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

QQ. (d) Nothing in this Section 23 shall be construed to mean that the Buyer or Seller shall be responsible for any obligations, acts or omissions of the other prior to Closing except for such obligations and liabilities expressly assumed pursuant to this Agreement.

24. Further Assurances; Survival. At Closing, and from time to time thereafter, Seller (at Buyer’s expense) shall do all such additional and further acts, and shall execute and deliver all such additional and further instruments and documents, as Buyer or Buyer’s counsel may reasonably require to fully vest in and assure to Buyer full right, title and interest in and to the Property to the full extent contemplated by this Agreement and otherwise to effectuate the purchase and sale of the Property as contemplated by and provided for in this Agreement. Except as otherwise provided herein, all the provisions of this Agreement (including, without limitation, the representations, covenants and warranties of Seller as set forth in this Agreement) shall survive the consummation of the purchase and sale of the Property on the Closing Date, the delivery of the Special Warranty Deed and the payment of the Purchase Price for a period of six (6) months following the Closing Date.

25. Modification. This Agreement supersedes all prior discussions and agreements between Seller and Buyer with respect to the purchase and sale of the Property and other matters contained herein, and this Agreement contains the sole and entire understanding between Seller and Buyer with respect thereto. This Agreement shall not be modified or amended except by an instrument in writing executed by or on behalf of Seller and Buyer.

26. Applicable Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Tennessee.

27. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. A facsimile transmission or electronic mail transmission of an original signature shall be binding hereunder.

28. Time. Time is and shall be of the essence in this Agreement.

29. Captions. The captions and headings used in this Agreement are for convenience only and do not in any way restrict, modify or amplify the terms of this Agreement.

30. Exhibits. Each and every Exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each Exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

31. Notices. All notices, requests, demands, tenders and other communications under this Agreement shall be in writing to the address or facsimile number for each party set forth below its execution of this Agreement. Any such notice, request, demand, tender or other communication shall be deemed to have been duly given: (a) if served in person, when served; (b) if sent by facsimile (provided that such facsimile transmission is confirmed by telephone or a statement generated by the transmitting machine) upon completion of transmission, or if transmission is completed after 5:00 p.m. Central Time or on a day other than a Business Day, on the next succeeding Business Day; (c) if by overnight courier, on the first Business Day after delivery to a nationally recognized overnight courier; or (d) if by certified mail, return receipt requested, upon receipt. Rejection or other refusal to accept, or inability to deliver because of changed address or facsimile number of which no notice was given, shall be deemed to be receipt of such notice, request, demand, tender or other communication. Any party, by written notice to the others in the manner herein provided, may designate an address, phone number and/or facsimile number different from that stated herein. Any notice, request, demand, tender or other communication from legal counsel of a party hereto shall be deemed notice from such party for purposes of this Section 31.

32. Attorneys’ Fees. In the event of any litigation arising out of this Agreement, the party substantially prevailing in obtaining the relief sought, in addition to all other sums that the other party may be required to pay, shall recover reasonable attorneys’ fees and disbursements actually incurred by such prevailing party. This shall survive the termination of this Agreement.

33. Commencement Date; Holidays. For the purposes of this Agreement, “Commencement Date” means the date this Agreement is executed by Buyer or Seller, whichever is later as evidenced by the “Date of Execution” below the signature blocks to this Agreement, and the Earnest Money has been deposited with Escrow Agent. The term “Business Day” shall mean a day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in Chattanooga, Tennessee are authorized or required by law or executive order to close. If the last day upon which performance hereunder would otherwise be required or permitted is not a Business Day, then the time for such performance shall be extended to the next day that is a Business Day. The final day of any period to be calculated hereunder shall be deemed to end at 5:00 o'clock p.m. (Central Time).

34. Number and Gender. As used in this Agreement, the singular number shall include the plural and the plural shall include the singular, and the use of any gender shall be applicable to all genders, unless the context would clearly not admit such construction. All capitalized terms defined in this Agreement shall have the same meanings when used in the exhibits attached hereto.

35. Invalid Provision. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, the remainder of this Agreement shall not be affected, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

(1) 36. OFAC Matters. Each of Seller and Buyer represent, warrant and agree as follows as applicable to each of them:

RR. A. Seller and Buyer, and all direct or to their knowledge indirect beneficial owners of Seller and Buyer, are in compliance with all laws, statutes, orders, legislation, rules and regulations of any federal, state or local governmental authority in the United States of America applicable to such Persons (as hereinafter defined), including, without limitation, the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other laws, statutes, rules, regulations, legislation, or orders are collectively called the “Orders”). For purposes of this subsection, “Person” shall mean any corporation, partnership, limited liability company, joint venture, individual, trust, real estate investment trust, banking association, federal or state savings and loan institution and any other legal entity, whether or not a party hereto; and

(i) B. Neither Seller nor Buyer nor any of the direct or to their knowledge indirect beneficial owners of Seller nor Buyer:

(1) 1. is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(2) 2. has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(3) 3. is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

4. shall transfer or permit the transfer of any interest in Seller or such parties to any Person who is, or whose beneficial owners are, listed on the Lists; or

5. shall assign this Agreement or any interest herein, to any Person who is listed on the Lists or who is engaged in illegal activities (or to a Person in which a Person who is listed on the Lists or who is engaged in illegal activities has any beneficial interest).

This Section 36 shall survive the Closing.

37. Property Sold "AS IS". (a) BUYER EXPRESSLY UNDERSTANDS AND AGREES AND ACKNOWLEDGES THAT SELLER WOULD NOT HAVE ENTERED THIS AGREEMENT WITHOUT THE EXPRESS PROVISIONS OF THIS SECTION 37 BEING INCLUDED IN THIS AGREEMENT. IN PARTICULAR, BUYER ACKNOWLEDGES THAT SELLER ONLY RECENTLY ACQUIRED THE PROPERTY BY DEED IN LIEU OF FORECLOSURE AND THEREFORE SELLER IS BOTH UNWILLING AND UNABLE TO MAKE ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE PROPERTY OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND/OR THE CLOSING DOCUMENTS. IT IS UNDERSTOOD THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT AND/ THE CLOSING DOCUMENTS, THE PROPERTY AND ALL IMPROVEMENTS AND FIXTURES COMPRISING THE PROPERTY SHALL BE DELIVERED "AS IS", “WHERE IS” IN THEIR PRESENT CONDITION AND WITH ALL FAULTS, SUBJECT TO REASONABLE WEAR AND TEAR AND DETERIORATION BETWEEN THE COMMENCEMENT DATE AND THE CLOSING DATE. SELLER SHALL NOT BE LIABLE FOR ANY LATENT OR PATENT DEFECTS IN THE PROPERTY. BUYER ACKNOWLEDGES THAT, EXCEPT AS HEREIN SPECIFICALLY SET FORTH AND/OR THE CLOSING DOCUMENTS, NEITHER SELLER NOR ANY OF ITS REPRESENTATIVES, EMPLOYEES, MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, MEMBERS, PARTNERS, COUNSEL OR AGENTS HAS MADE OR WILL IN THE FUTURE MAKE ANY DISCLOSURES, REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION, STATE OF REPAIR, TENANCY, INCOME, EXPENSES OR OPERATION OF THE PROPERTY. EXCEPTING ONLY THOSE REPRESENTATIONS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND/OR THE CLOSING DOCUMENTS, BUYER ACKNOWLEDGES THAT BUYER HAS NOT RELIED ON ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS WHETHER ORAL OR WRITTEN IN BUYER’S DECISION TO ACQUIRE THE PROPERTY IN ACCORDANCE WITH THE TERMS HEREOF. BUYER ALSO ACKNOWLEDGES THAT BUYER HAS NOT AND AGREES THAT IT WILL NOT IN THE FUTURE RELY ON ANY "BROKER SET-UPS" OR ANY OTHER COMMUNICATIONS FROM ANY REAL ESTATE BROKER, MANAGING AGENT OR SIMILAR PARTY.

(b) IN PARTICULAR, EXCEPT AS HEREIN SPECIFICALLY SET FORTH AND/OR THE CLOSING DOCUMENTS, SELLER HAS NOT MADE (AND IS UNWILLING TO MAKE) ANY DISCLOSURES, REPRESENTATIONS OR WARRANTIES IN RESPECT OF (I) THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, IN RESPECT OF THE PRESENCE, NON-PRESENCE OR CONDITION OF HAZARDOUS MATERIALS (HEREAFTER DEFINED), (II) THE COMPLIANCE OR NON-COMPLIANCE OF THE PROPERTY WITH ANY PLANS OR SPECIFICATIONS OR WITH APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO THE PROTECTION OF THE ENVIRONMENT OR THE HEALTH, SAFETY, ACCESSIBILITY OR WELFARE OF EMPLOYEES, WORKERS OR GUESTS TO THE PROPERTY (INCLUDING BUT NOT LIMITED TO THE OCCUPATIONAL SAFETY AND HEALTH ACT, AS AMENDED, AND THE AMERICAN WITH DISABILITIES ACT, AS AMENDED)), (III) THE REVENUES, INCOME OR EXPENSES OF THE PROPERTY, (IV) THE ADEQUACY OR INADEQUACY OF THE UTILITIES, IF ANY, PROVIDED TO THE PROPERTY, (V) THE ZONING OF THE PROPERTY OR (VI) ANY OTHER MATTER WHATSOEVER AND WHETHER OR NOT CONCERNING THE PROPERTY. BUYER ACKNOWLEDGES THE FOREGOING AND WARRANTS AND REPRESENTS THAT TO BUYER’S KNOWLEDGE, THIS AGREEMENT PROVIDES FOR SUFFICIENT TIME AND OPPORTUNITY FOR BUYER TO INSPECT THE PROPERTY AND OTHER MATTERS DEEMED IMPORTANT TO BUYER REGARDING THE PROPERTY, THAT BUYER (OR ITS PRINCIPAL OFFICER IF BUYER SHALL BE AN ENTITY) IS EXPERIENCED IN OWNING REAL PROPERTY SIMILAR TO THE PROPERTY AND THAT BUYER IS REPRESENTED BY ADVISORS AND COUNSEL OF BUYER’S CHOOSING.

(c) For purposes hereof, “Hazardous Materials” shall mean and refer to explosives, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, under and/or above ground storage tanks, hazardous materials, toxic substances, hazardous wastes, hazardous substances, mold, petroleum, petroleum based materials or any other materials or substances which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), or any other applicable federal, state or local laws.

(d) By not terminating this Agreement at the expiration of the Inspection Period and proceeding to Closing, without further documentation, Buyer, on behalf if itself and all of its officers, directors, members, managers, trustees, beneficiaries, shareholders, employees, representatives, successors and assigns, and their affiliates (collectively, the “Releasors”), will automatically be deemed to have waived and relinquished any and all claims, rights and remedies Releasors may now or hereafter have against Seller, its successors, assigns, officers, directors, members, managers, trustees, beneficiates, shareholders, employees, representatives, and their respective successors, assigns and affiliates (the “Seller Parties”), whether known or unknown, which may arise from or be related to this Agreement or in any manner related to the Property (including without limitation any past, present or future presence or existence of Hazardous Materials on, under or about the Property, any past present or future violation of any rules, regulations or laws, now or hereafter enacted relating to the Property, the physical or structural condition of the Property, the financial performance of the Property or any other matter or claim in any manner related to this Agreement or the Property) except as otherwise specifically set forth herein; provided, however, that the release contained herein shall not be deemed to void the effect of any agreement, representation or warranty of Seller specifically contained in this Agreement which agreement, representation or warranty by its term is specifically set forth to survive Closing. This section shall survive the Closing and the recordation of the deed and will not be deemed merged into the deed upon its recordation.

(e) Buyer is hereby notified that residential dwellings built prior to 1978 may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase of the Property (the "Lead-Based Paint Inspection"). Buyer acknowledges that it has read understood the lead warning statement above and has received the Lead Hazard Information Pamphlet Protect your Family From Lead in Your Home. Buyer shall have the Inspection Period to notify Seller of any defects or issues raised by the Lead-Based Paint Inspection that Buyer is not satisfied with. Seller represents that to its knowledge, the Improvements were constructed following 1978.

(f) Buyer acknowledges that Seller may have  information concerning the condition of the property, including information about its environmental and/or structural condition including possibly prior environmental or structural inspection reports. Buyer also specifically acknowledges that Seller is under no obligation or duty to disclose such information to Buyer, and that Buyer is not entitled to and does not expect any such disclosure. Buyer acknowledges that Seller does not wish to expose itself to any potential claims (including without limitation that any such information (including without limitation environmental and building condition reports) is in any manner deficient or that the information disclosed is not all of the relevant information that Seller may have on the matter) and Buyer agrees that it has or will be having its own environmental and structural reports commissioned by licensed and insured consultants chosen by Buyer and that Buyer will be relying solely on those reports in making any assessments or conclusions as to the environmental and/or physical condition of the Property. Buyer agrees that Seller shall have no obligation to provide any information regarding the environmental or physical condition of the Property but in the event that Seller should provide any such information (notwithstanding that Seller has no obligation to do so), Buyer acknowledges that any such information may not be all such information available to Seller on any particular topic. Buyer hereby waives any claim against Seller and the Seller Parties related to any such information (including without limitations claims that such information is wrong, is inaccurate, is incomplete or that Seller knew or should have known that such information is wrong, is inaccurate and/or is incomplete). Notwithstanding the foregoing, Seller has not intentionally withheld any engineering or environmental reports that it possesses that materially and adversely contradict any other information Seller may have provided.

(g) This Section 37 shall survive the Closing or earlier termination of this Agreement.

SIGNATURE PAGE TO FOLLOW.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, Seller and Buyer have caused their duly authorized representatives to execute and deliver this Agreement, all as of the day and year first written above.

BUYER:

Brookside Properties, Inc., a Tennessee corporation

By:_________________________________________

Print Name:_________________________________

Title:________________________________________

Date of Execution: July ______, 2008

Initial address for notices:

2002 Richard Jones Road, Suite C200
Nashville, Tennessee 37215
Attention: Jan Bachus
Telephone: (615) 467-3435
Facsimile: (615) 312-1038

With a copy to:

Lea W. Stouffer
6507 Brownlee Drive
Nashville, Tennessee 37205
Telephone: (615) 356-0642
Facsimile: (662) 796-4797

SIGNATURE PAGE TO FOLLOW.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

SELLER:

TRB Chattanooga LLC, a Tennessee limited liability company

By:_________________________________________
Mark H. Lundy
Senior Vice President of the Member

Date of Execution: July ____, 2008

Initial address for notices:

Jeffrey A. Gould, President
TRB Chattanooga LLC
60 Cutter Mill Road, Suite 303
Great Neck, New York 11021
Telephone: 516.773.2713
Facsimile: 516.684.4902

With a copy to:

Mark H. Lundy, Senior Vice President
TRB Chattanooga LLC
60 Cutter Mill Road, Suite 303
Great Neck, New York 11021
Telephone: 516.773.2703
Facsimile: 516.684.4903

And with a copy to:

Marc T. McNamee, Esq.
Neal and Harwell, PLC,
Suite 2000, One Nashville Place
150 4th Avenue North
Nashville, Tennessee 37219-2498
Telephone: 615.238.3521
Facsimile: 615.726.0573